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                                                          Commission File No.

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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                              BELCO OIL & GAS CORP.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                NEVADA                                        51-0340969
----------------------------------------                 ----------------------
(State of incorporation or organization)                   (I.R.S. Employer
                                                         Identification Number)


          767 FIFTH AVENUE, 46TH FLOOR
                NEW YORK, NEW YORK                           10153
    ----------------------------------------              ----------
    (Address of principal executive offices)              (ZIP Code)



                           Securities to be registered
                      pursuant to Section 12(b) of the Act:


         Title of each class                   Name of each exchange on
         to be so registered              which each class is to be registered
  ----------------------------------      ------------------------------------
  $____ Convertible Preferred Stock,           New York Stock Exchange
       par value $.01 per share

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instructions A.(c), check the following box. |X|

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |_|

                           Securities to be registered
                      pursuant to Section 12(g) of the Act:

                                      None
                                (Title of Class)

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.            DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         See "Description of Preferred Stock" in the Prospectus to be subsequently filed by Belco Oil & Gas Corp. (the "Company") pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which shall be deemed to be incorporated herein by reference.

ITEM 2.            EXHIBITS.

         The following Exhibits are filed with The New York Stock Exchange,
Inc.:

                  1.       Articles of Incorporation of the Company

                  2.       Bylaws of the Company

                  3.       Form of Preferred Stock Certificate

                  4.       Certificate of Designations of $___ Convertible
                              Preferred Stock


                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                  BELCO OIL & GAS CORP.



                                                  By  /s/ DOMINICK J. GOLIO
                                                     --------------------------
                                                       Dominick J. Golio
                                                       Vice President - Finance,
                                                       Chief Financial Officer

Date:  March 2, 1998




































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